As filed with the U.S. Securities and Exchange Commission on August 11, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REBORN COFFEE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	5810	47-4752305
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

580 N. Berry Street, Brea CA 92821

Tel: (714) 784-6369

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jay Kim

Chief Executive Officer

Reborn Coffee, Inc.

580 N. Berry Street,

Brea, CA 92821

(714) 784-6369

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew Ogurick, Esq. K&L Gates LLP 599 Lexington Avenue New York, New York 10022 Tel: (212) 536-4085	Nimish Patel Blake Baron Mitchell Silberberg & Knupp LLP 2049 Century Park East, 18th Floor Los Angeles, CA 90067 (310) 312-3102

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-261937)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed with respect to the registration of 276,000 additional shares of Common Stock of Reborn Coffee, Inc. (the “Registrant”), 13,800 additional representative warrants and 13,800 additional shares of Common Stock underlying representative warrants. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-261937) (the “Prior Registration Statement”), initially filed by the Registrant on December 29, 2021, as amended, and declared effective by the Securities and Exchange Commission (the “Commission”) on August 11, 2022. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of K&L Gates LLP.*
23.1	Consent of Auditor.*
23.2	Consent of K&L Gates LLP (included on Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-261937) initially filed with the Commission on December 29, 2021 and incorporated by reference herein)**
107	Fee calculation table*

*	Filed herewith.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brea, State of California, on the 11th day of August 2022.

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Kim	Chief Executive Officer	August 11, 2022
Jay Kim	(Principal Executive Officer)

/s/ *	Chief Financial Officer	August 11, 2022
Stephan Kim	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board of Directors	August 11, 2022
Farooq M. Arjomand

/s/ *	Vice Chairman of the Board of Directors	August 11, 2022
Dennis R. Egidi

/s/ *	Director	August 11, 2022
Sehan Kim

/s/ *	Director	August 11, 2022
Hannah Goh

*By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Attorney-in-Fact

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